FIRST AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois

Gentlemen:

     The undersigned Wells-Gardner Electronics Corporation, an Illinois corporation, (the "Company") refers to the Credit Agreement dated as of October 2, 1995 as may be amended from time to time (the "Agreement") and currently in effect between the Company and you (the "Bank"). All capitalized terms used herein without definition shall have the same meanings as they have in the Agreement.

     The Company hereby applies to the Bank for an extension of the maturity date of the Agreement and certain other modifications to the Agreement and the Company's borrowing arrangements with the Bank.

1.   AMENDMENT.

     Upon the Bank's acceptance hereof in the space provided for that purpose below, the Agreement shall be and hereby is amended as follows:

     (a) The definition of "Termination Date" appearing in Section 4 of the Agreement shall be and hereby is amended in its entirety, and said definition, as so amended, shall read as follows:

     " "Termination Date" means January 1, 2000, or such earlier date on which the Revolving Credit is terminated pursuant to Section
     8.2 and 8.3 hereof."


2.   CONDITIONS PRECEDENT.

  The effectiveness of the Agreement is subject to the satisfaction of all of the following conditions precedent:

     (a) The  Company and  the Bank  shall  have executed  this  First
Amendment.

     (b) The Bank shall have received copies executed or certified (as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery hereof and the other instruments and documents contemplated hereby.

     (c) All legal matters incident to the execution and delivery hereof and of the instruments and documents contemplated hereby shall be satisfactory to the Bank and its counsel.
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3.   REPRESENTATIONS.

     In order to induce the Bank to execute and deliver this Amendment, the Company hereby represents to the Bank that as of the date hereof and as of the time that this Amendment becomes effective, each of the representations and warranties set forth in Section 5 of the Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.4 shall be deemed to refer to the most recent financial statements of the Company delivered to the Bank) and the Company is in full compliance with all of the terms and conditions of the Agreement and no Default as defined in the Agreement as amended hereby nor any Event of Default as so defined, shall have occurred and be continuing or shall arise after giving effect to this Amendment.


4.   MISCELLANEOUS.

     (a) Effect of Amendment. Except as specifically amended and modified hereby, the Agreement shall stand and remain unchanged and in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, instrument or other document making reference to the Agreement, any reference to the Agreement in any of such to be deemed to be a reference to the Agreement as amended hereby.

     (b) Costs and Expenses. The Company agrees to pay on demand all out-of-pocket costs and expenses incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Agreement and the documents and transactions contemplated hereby, including the fees and expenses of counsel to the Bank with respect to the foregoing, but not more than $500.00.

     (c) Counterparts; Governing Law. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be an original but all of which together shall constitute one and the same agreement. This Amendment shall be governed by the internal laws of the State of Illinois.

     Dated as of May 23, 1997

                         WELLS-GARDNER ELECTRONICS CORPORATION

                         By: GEORGE B. TOMA
                         Its: Vice President of Finance, Chief Financial
                              Officer and Treasurer


    Accepted and agreed to at Chicago, Illinois, as of the date and year last above written.

                         HARRIS TRUST AND SAVINGS BANK

                         By: DAVID ALTHOFF
                         Its: Vice President